                                                                  EXHIBIT 10 (A)

                                                                 OCTOBER 9, 2002

                      EXECUTIVE DEFERRED COMPENSATION PLAN

                                       OF

                       HUNTINGTON BANCSHARES INCORPORATED

                            EFFECTIVE OCTOBER 1, 2001

                      AMENDED AND RESTATED OCTOBER 1, 2002

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      OF HUNTINGTON BANCSHARES INCORPORATED

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE 1 - DEFINITIONS

         1.01     Accounts........................................................................................      1
         1.02     Beneficiary.....................................................................................      1
         1.03     Bonus...........................................................................................      1
         1.04     Bonus Deferral Agreement........................................................................      1
         1.05     Bonus Deferrals.................................................................................      1
         1.06     Cash Deferral Account...........................................................................      2
         1.07     Change in Control...............................................................................      2
         1.08     Code............................................................................................      2
         1.09     Common Stock....................................................................................      2
         1.10     Common Stock Deferral Account...................................................................      2
         1.11     Compensation....................................................................................      2
         1.12     Compensation Committee..........................................................................      2
         1.13     Corporation.....................................................................................      3
         1.14     Deferrals.......................................................................................      3
         1.15     Distribution Election Form......................................................................      3
         1.16     Effective Date..................................................................................      3
         1.17     Eligible Employee...............................................................................      3
         1.18     ERISA...........................................................................................      3
         1.19     Investment Funds................................................................................      3
         1.20     Long-Term Incentive.............................................................................      4
         1.21     Long-Term Incentive Deferral Agreement..........................................................      4
         1.22     Long-Term Incentive Deferrals...................................................................      4
         1.23     Member..........................................................................................      4
         1.24     Net Shares......................................................................................      4
         1.25     Plan............................................................................................      4
         1.26     Plan Year.......................................................................................      5
         1.27     Restricted Stock Award..........................................................................      5
         1.28     Restricted Stock Deferral Agreement.............................................................      5
         1.29     Restricted Stock Deferrals......................................................................      5
         1.30     Salary Deferral Agreement.......................................................................      5
         1.31     Salary Deferrals................................................................................      5
         1.32     Stock Option Deferral Account...................................................................      5
         1.33     Stock Option Deferral Agreement.................................................................      6
         1.34     Stock Option Deferrals..........................................................................      6
         1.35     Trust...........................................................................................      6
         1.36     Valuation Date..................................................................................      6

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      OF HUNTINGTON BANCSHARES INCORPORATED

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE 2 - PARTICIPATION

         2.01     Eligibility....................................................................................       7
         2.02     Participation..................................................................................       8

ARTICLE 3 - CONTRIBUTIONS

         3.01     Amount of Deferral Contributions...............................................................      13
         3.02     Stock Option Exercise..........................................................................      15
         3.03     Investment of Accounts.........................................................................      16
         3.04     Valuation of Accounts..........................................................................      17
         3.05     Vesting of Account.............................................................................      18
         3.06     Individual Accounting..........................................................................      19

ARTICLE 4 - PAYMENT OF ACCOUNT

         4.01     Payment of Accounts............................................................................      20
         4.02     Method of Payment..............................................................................      20
         4.03     Hardship Distributions.........................................................................      22
         4.04     Other Distributions............................................................................      22
         4.05     Accelerated Tax Distributions..................................................................      23
         4.06     Compensation Committee Deferral of Distributions...............................................      23
         4.07     Death Benefit..................................................................................      23
         4.08     Designation of Beneficiary.....................................................................      24

ARTICLE 5 - CHANGE IN CONTROL

         5.01     Definition of Change in Control................................................................      25
         5.02     Application in Change in Control...............................................................      26
         5.03     Payments to and by the Trust...................................................................      27
         5.04     Legal Fees and Expenses........................................................................      28

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      OF HUNTINGTON BANCSHARES INCORPORATED

                                TABLE OF CONTENTS

                                                                                                                     PAGE
                                                                                                                     ----
ARTICLE 6 - GENERAL PROVISIONS

         6.01     Establishment of Rules.........................................................................      29
         6.02     Funding........................................................................................      30
         6.03     No Contract of Employment......................................................................      31
         6.04     Facility of Payment............................................................................      31
         6.05     Withholding Taxes..............................................................................      32
         6.06     Nonalienation..................................................................................      32
         6.07     Construction...................................................................................      32
         6.08     Limitations on Liability.......................................................................      33
         6.09     Administrative Expense.........................................................................      33
         6.10     Claims and Review Procedures...................................................................      33
         6.11     Illegal or Invalid Provision...................................................................      35
         6.12     Gender and Number..............................................................................      36
         6.13     Successors.....................................................................................      36

ARTICLE 7 - AMENDMENT OR TERMINATION.............................................................................      37

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      OF HUNTINGTON BANCSHARES INCORPORATED

                                  INTRODUCTION

This Executive Deferred Compensation Plan of Huntington Bancshares Incorporated is authorized by the Board of Directors of Huntington Bancshares Incorporated effective on and after October 1, 2001. The purpose of this Plan is to provide a means to defer receipt of compensation and current income tax liability thereon for selected managers and highly compensated employees in addition to the amounts that can be deferred under the Corporation's qualified retirement plan.

This Plan is intended to constitute a nonqualified unfunded deferred compensation plan for a select group of management or highly compensated employees under Title I of the ERISA. All benefits payable under the Plan shall be paid out of the general assets of Huntington Bancshares Incorporated. Huntington Bancshares Incorporated may establish and fund a trust as provided herein in order to aid it in providing benefits due under the Plan.

                      EXECUTIVE DEFERRED COMPENSATION PLAN
                      OF HUNTINGTON BANCSHARES INCORPORATED

ARTICLE 1. DEFINITIONS

1.01 "ACCOUNTS" means the device used to measure and determine the amount of deferred compensation to be paid to a Member or Beneficiary under the Plan and may include the Cash Deferral Account, the Common Stock Deferral Account, and the Stock Option Deferral Account.

1.02 "BENEFICIARY" means the individual, trust or other recipient to whom a deceased Member's benefits are payable, as provided in Section 4.07.

1.03 "BONUS" means any annual bonus or other similar bonus payable to an Eligible Employee and any other bonus payable to an Eligible Employee and designated by the Corporation through other program documents or otherwise as eligible for deferral under this Plan.

1.04 "BONUS DEFERRAL AGREEMENT" means the agreement entered into by the Member pursuant to Section 2.02 under which he elects to defer all or a portion of his Bonus under this Plan.

1.05 "BONUS DEFERRALS" means the amount of contributions credited to a Member's Accounts under Section 3.01, with respect to his Bonus.

1.06 "CASH DEFERRAL ACCOUNT" means the account credited with Salary Deferrals, cash Bonus Deferrals and cash Long-Term Incentive Deferrals and the earnings credited to that Account pursuant to Section 3.03.

1.07  "CHANGE IN CONTROL" means the events described in Section 5.01.

1.08 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

1.09 "COMMON STOCK" means the Huntington Bancshares Incorporated common stock with no par value per share.

1.10 "COMMON STOCK DEFERRED ACCOUNT" means the account credited with Common Stock from deferred Common Stock in relation to Bonus Deferrals, Long-term Incentive Deferrals and Restricted Stock Deferrals and the dividend equivalents with respect to the Common Stock credited to that Account pursuant to Section 3.03.

1.11 "COMPENSATION" means base salary or commissions earned by an Eligible Employee from the Corporation for each payroll period during a Plan Year, including any salary reduction contributions made under any plan maintained by the Corporation pursuant to Sections 401(k), 125 and 132(f) of the Code.

1.12 "COMPENSATION COMMITTEE" means the Compensation and Stock Option Committee of the Board of Directors of the Corporation.

1.13 "CORPORATION" means Huntington Bancshares Incorporated, a Maryland corporation, together with any and all subsidiaries, and any successor thereto as provided in Section 6.13. A subsidiary or subsidiaries means any corporation or other entity whose financial statements are consolidated with the Corporation.

1.14 "DEFERRALS" means collectively the Salary, Bonus, Long-Term Incentive, Restricted Stock and Net Shares, unless indicated otherwise.

1.15 "DISTRIBUTION ELECTION FORM" means the form or forms completed by a Member to elect alternative payment options and/or alternative payout timing.

1.16  "EFFECTIVE DATE" means October 1, 2001.

1.17 "ELIGIBLE EMPLOYEE" means a manager or highly compensated employee of the Corporation who has been selected by the Compensation Committee or its delegate to participate in this Plan as described in Section 2.01.

1.18 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

1.19 "INVESTMENT FUNDS" mean such investment funds that the Corporation may, in its discretion, make available in determining the earnings (or losses) on a Member's Cash Deferrals.

1.20 "LONG-TERM INCENTIVE" means any long-term award payable to an Eligible Employee by the Corporation and designated by the Corporation through other program documents or otherwise as eligible for deferral under this Plan.

1.21 "LONG-TERM INCENTIVE DEFERRAL AGREEMENT" means the agreement entered into by the

      Member pursuant to Section 2.02 under which he elects to defer all or a portion of his Long-Term Incentive under this Plan.

1.22 "LONG-TERM INCENTIVE DEFERRALS" means the amount of contributions credited to a Member's Accounts under Section 3.01, with respect to his Long-Term Incentive.

1.23 "MEMBER" means each Eligible Employee who has made the election described in Section 2.02.

1.24 "NET SHARES" with respect to an election made pursuant to Section 3.02, means the difference between the number of shares of Common Stock subject to the stock option exercise and the number of shares of Common Stock delivered to satisfy the stock option exercise price, less any shares used to satisfy FICA or any other taxes due upon the option exercise as may be designated by the Corporation.

1.25 "PLAN" means the Executive Deferred Compensation Plan of Huntington Bancshares Incorporated.

1.26 "PLAN YEAR" means the twelve (12)-month period beginning on any January 1; the first Plan Year shall begin October 1, 2001 and ends December 31, 2001.

1.27 "RESTRICTED STOCK AWARD" means any restricted stock awards of Common Stock payable to an Eligible Employee by the Corporation and designated by the Corporation through a restricted stock award document or otherwise as eligible for deferral under this Plan.

1.28 "RESTRICTED STOCK DEFERRAL AGREEMENT" means the agreement entered into by the Member pursuant to Section 2.02 under which he elects to defer all or a portion of his Restricted Stock Award under the Plan.

1.29 "RESTRICTED STOCK DEFERRALS" means the amount of contributions credited to a Member's Accounts under Section 3.01, with respect to his Restricted Stock Award.

1.30 "SALARY DEFERRAL AGREEMENT" means the agreement entered into by the Member pursuant to Section 2.02 under which he elects to defer all or a portion of his Compensation under this Plan.

1.31 "SALARY DEFERRALS" means the amount of contributions credited to a Member's Account under Section 3.01, with respect to his Compensation.

1.32 "STOCK OPTION DEFERRAL ACCOUNT" means the account credited with the deferred Net Shares and the dividend equivalents with respect to those Net Shares credited to that Account pursuant to Section 3.03.

1.33 "STOCK OPTION DEFERRAL AGREEMENT" means the agreement entered into by the Member pursuant to Section 2.02 under which he elects to defer all or a portion of his Net Shares under this Plan.

1.34 "STOCK OPTION DEFERRALS" means the amount of contributions credited to a Member's Accounts under Section 3.01, with respect to his Net Shares.

1.35 "TRUST" means the trust that may be established by the Corporation as provided in Section 6.02(b).

1.36 "VALUATION DATE" means the last business day of each calendar month. All distributions under the Plan shall be based upon the value of the Member's Accounts as of the Valuation Date specified in Article 4 with respect to the distribution and shall include any contributions made by a Member, but not yet credited to the Member's Accounts.

ARTICLE 2. PARTICIPATION

2.01  ELIGIBILITY

      (a) In addition to a designation of eligibility to participate in this Plan contained in other Corporation programs for its managers and highly compensated employees, the Compensation Committee or its delegate, in its sole discretion, shall select from time-to-time either individually or by class, those managers and highly compensated employees of the Corporation who shall be eligible to participate in this Plan under Section 2.02. The Compensation Committee may select different employees or classes of employees to participate in the various Deferrals. The Compensation Committee shall make its selection from those managers and highly compensated employees who it deems to be in a select group of management or highly compensated employees as defined under Title I of ERISA. Said employees shall be notified of their eligibility for participation in the Plan by the Corporation as soon as practicable after the Compensation Committee has made its selection and, for purposes of authorizing any Deferrals under Section 3.01, in any event prior to the first day of eligibility after said employee is designated an Eligible Employee. An Eligible Employee may become a Member for any or all Deferrals he is eligible for under Section 3.01.

      (b) In its sole discretion, the Compensation Committee may withdraw its approval for participation in the Plan for any Member at any time with respect to any future deferral opportunity whether or not a deferral election has been made by the Member. In the event of such withdrawal, the Member with existing Accounts will remain a Member in relation to the right to direct investment and elect distribution options from those Accounts. Such Member shall be notified of such withdrawal in writing as soon as practicable following such action. Notwithstanding the foregoing, in the event a Change in Control occurs, the Compensation Committee may not thereafter withdraw its participation approval for any Member.

2.02  PARTICIPATION

      (a)   INITIAL PLAN YEAR.

            (i) SALARY DEFERRALS will be available beginning in 2002 and to be effective must be made by an Eligible Employee by executing and delivering to the Corporation a Salary Deferral Agreement by December 31, 2001. The Salary Deferral Agreement shall apply to Compensation earned by the Eligible Employee in the payroll periods beginning after December 31, 2001.

            (ii) An election to become a Member and authorize a BONUS DEFERRAL to be effective for a 2001 Bonus (payable in 2002) must be made by an Eligible Employee, by executing and delivering to the Corporation, an irrevocable Bonus Deferral Agreement by December 31, 2001.

            (iii) An election to become a Member and authorize a LONG-TERM
                  INCENTIVE DEFERRAL to be effective for cycle eight (8) payments ending on December 31, 2002 payable in 2003 must be made by the Eligible Employee by executing and delivering to the Corporation an irrevocable Long-term Incentive Deferral Agreement as provided in Section 2.02(b)(iii).

            (iv) STOCK OPTION DEFERRAL will be available beginning in 2003 and to be effective must be made by an Eligible Employee by executing and delivering to the Corporation a Stock Option Deferral Agreement as provided in Section 2.02(b)(iv).

      (b)   INITIAL PARTICIPATION FOR 2002 PLAN YEAR AND THEREAFTER.

            (i) In the case of a newly hired Eligible Employee or an employee who first becomes an Eligible Employee during a Plan Year, that Eligible Employee must execute and deliver to the Corporation a Salary Deferral Agreement within 30 days of notification of eligibility to participate in the Plan. Salary Deferrals will begin in the first full payroll period following receipt of the Salary Deferral Agreement.

            (ii) For purposes of BONUS DEFERRALS, the initial irrevocable Bonus Deferral Agreement must be executed and delivered to the Corporation before the later of the date established for current Members to submit their Plan Year Bonus Deferral Agreement or thirty (30) days after being designated an Eligible Employee, to apply to the Bonus attributable to that Plan Year, which becomes payable in the next following Plan Year. The Bonus Deferral Agreement for subsequent Plan Years may be changed in accordance with the procedures in paragraph
                  (c)(ii) below. Notwithstanding the foregoing, in relation to any other bonus, the irrevocable Bonus Deferral Agreement must be made at such time and in such manner as established by the Corporation in its discretion.

            (iii) For purposes of LONG-TERM INCENTIVE DEFERRALS and for
                  RESTRICTED STOCK DEFERRALS, the initial irrevocable Long-Term Incentive Deferral Agreement or Restricted Stock Deferral Agreement, as the case may be, must be executed and delivered to the Corporation before the later of the date established for current Members to submit their next plan year's payment Deferral Agreement or thirty (30) days after being designated an Eligible Employee for purposes of the Long-Term Incentive Deferral and/or Restricted Stock Award Deferral.

            (iv) For purposes of STOCK OPTION DEFERRALS effective initially in 2003, the initial Stock Option Deferral Agreement as it applies to a specific Common Stock option must be executed and delivered to the Corporation:

                  (A) no later than December 31 of the Plan Year immediately preceding the Plan Year in which the Member will exercise such option, and

                  (B) at least six (6) months before the exercise of the Common Stock option.

                  This Stock Option Deferral Agreement is irrevocable, but will only apply to the stock option(s) designated in the Agreement.

      (c)   CONTINUING PARTICIPATION.

            (i) After the initial year for eligibility, an Eligible Employee may authorize or change a previously authorized SALARY DEFERRAL for any Plan Year by executing and delivering to the Corporation a Salary Deferral Agreement at a date determined by the Corporation, but no later than December 31 of the Plan Year immediately preceding the Plan Year in which the Compensation would otherwise be paid to the Member. Once a Salary Deferral Agreement is made, it will remain in effect for that Plan Year and subsequent Plan Years until suspended or changed in accordance with these terms.

            (ii) A Bonus Deferral Agreement must be executed for any Plan Year that a BONUS DEFERRAL is desired. An irrevocable Bonus Deferral Agreement must be delivered to the Corporation prior to the last business day of March in order to defer that Plan Year's Bonus, payable in the following Plan Year. A Bonus Deferral Agreement is irrevocable, but may be changed for subsequent Plan Years in accordance with these terms.

            (iii) A Long-Term Incentive Deferral Agreement must be executed for each payout year that a LONG-TERM INCENTIVE DEFERRAL is desired. The Long-Term Incentive Deferral Agreement must be delivered to the Corporation prior to the last business day of March of the year prior to the plan year of payment. This Long-Term Incentive Deferral Agreement is irrevocable, but will only apply to the Long-Term Incentive designated in the Agreement.

            (iv) A Restricted Stock Deferral Agreement must be executed for each payment that a RESTRICTED STOCK DEFERRAL is desired. The Restricted Stock Deferral Agreement must be delivered to the Corporation more than six (6) months prior to the vesting in the Restricted Stock Award and in the Plan Year prior to the year in which the Restricted Stock Award vests. This Deferral Agreement is irrevocable, but will only apply to the Restricted Stock Award designated in the Agreement.

            (v) A Stock Option Deferral Agreement must be executed for each Common Stock option exercise that a STOCK OPTION DEFERRAL is desired. The Stock Option Deferral Agreement must be delivered to the Corporation:

                  (A) no later than December 31 of the Plan Year immediately preceding the Plan Year in which the Member will exercise such option, and

                  (B) at least six (6) months before the exercise of the Common Stock option.

                  This Stock Option Deferral Agreement is irrevocable, but will only apply to the stock option(s) designated in the Agreement.

      (d) PARTICIPATION PROCEDURE. In order to commence participation in the Plan, an Eligible Employee must complete and timely deliver to the Corporation the following forms:

            (i)   one or more of the Deferral Agreements referred to above;

            (ii) a Distribution Election Form which applies to one or more of the Accounts for which Deferrals are elected; and

            (iii) a Beneficiary Designation Form which applies to the Accounts.

      (e) ELECTION NOT TO DEFER. An Eligible Employee or Member may elect from time-to-time not to defer any amount he is eligible to defer hereunder without affecting the eligibility to defer at any time in the future as long as he remains an Eligible Employee.

ARTICLE 3. CONTRIBUTIONS

3.01  AMOUNT OF DEFERRAL CONTRIBUTIONS

      The amount of contributions to be recorded on the books of the Corporation on behalf of a Member's Accounts pursuant to this Section 3.01 shall be equal to the total of the Deferrals described herein.

      (a) SALARY DEFERRALS. For each payroll period beginning on or after the effective date of an Eligible Employee's Salary Deferral Agreement, his Cash Deferral Account shall be credited with an amount of Salary Deferrals, if applicable. The amount of Salary Deferrals shall be equal to the designated percentage of Compensation elected by the Member in his Salary Deferral Agreement by agreeing to accept a reduction in Compensation equal to a stated whole percentage of Compensation per payroll period which is not less than five percent (5%) nor more than ninety (90%) of Compensation.

      (b) BONUS DEFERRAL. The amount of Bonus Deferrals shall be elected by the Member by agreeing to accept a reduction in Bonus equal to a stated whole percentage in his Bonus Deferral Agreement for that year, which is not less than five percent (5%) or one hundred (100) shares of Common Stock nor more than ninety (90%) of Bonus.

      (c) LONG-TERM INCENTIVE DEFERRAL. The amount of a Long-Term Incentive Deferral shall be elected by the Member by agreeing to accept a reduction in the Long-Term Incentive equal to a stated whole percentage in the applicable Long-Term Incentive Deferral Agreement, which is not less than five percent (5%) or one hundred (100) shares of Common Stock nor more than one hundred percent (100%) of the Long-Term Incentive.

      (d) RESTRICTED STOCK DEFERRAL. The amount of a Restricted Stock Deferral shall be elected by the Member by agreeing to accept a reduction in the Restricted Stock Award equal to a stated whole percentage of his Common Stock covered in the applicable Restricted Stock Deferral Agreement, which is not less than one hundred (100) shares of Common Stock nor more than one hundred percent (100%) of the award (in whole shares).

      (e) STOCK OPTION DEFERRAL. The amount of a Stock Option Deferral shall be elected by the Member by agreeing to accept a reduction in Net Shares deliverable to him equal to a stated whole percentage of his Net Shares for that Stock Option Deferral Agreement, which is not less than one hundred (100) shares of Common Stock nor more than one hundred percent (100%) of the Net Shares (in whole shares).

      (f) The Corporation, in its sole discretion, may allow Deferrals in dollar amounts, or a combination of percentages and dollar amounts.

      (g) No election for Deferrals will be effective unless the cash amount or Common Stock amount payable to the Member to which the Deferral applies is sufficient to satisfy such election.

      (h) In no event shall the Deferrals of Compensation, Bonus, Long-Term Incentive, Common Stock or Net Shares be reduced below the amount required for federal, state and local tax and any other required or elected withholding amounts (including amounts elected under the Corporation's various benefit plans).

3.02  STOCK OPTION EXERCISE

      (a) This Section describes the special procedures for deferring the delivery and receipt of Common Stock which a Member may receive from the exercise of a nonqualified stock option granted to the Member by the Corporation. The stock options are governed by the stock option plan under which they are granted. No stock options or shares of Common Stock are authorized to be issued under the Plan. A Member who elects to defer receipt of Common Stock issuable upon the exercise of stock options will have no rights as a stockholder of the Corporation with respect to allocations made to his Stock Option Deferral Account except the right to receive dividend equivalent allocations as hereafter described.

      (b) A Member may elect to defer receipt of Net Shares of Common Stock resulting from a stock-for-stock exercise of an exercisable stock option issued to the Member by completing and submitting to the Corporation his Stock Option Deferral Agreement as provided in
            Section 2.02. The stock option exercise must occur on or prior to the expiration date of the stock option and must be accomplished by delivering Common Stock or using another acceptable method, such as, attestation, on or prior to the exercise date, shares of Common Stock which have been personally owned by the Member for at least six (6) months prior to the exercise date and have not been used in a stock swap in the prior six (6) months. A Member's Stock Option Deferral Agreement shall not be effective if the stock option as to which the Member has made the deferral election terminates prior to the exercise date selected by the Member. If the Member dies or fails to deliver shares of Common Stock which have been personally owned by the Member at least six (6) months prior to the exercise date (and have not been used in a stock swap in the prior six (6) months) in payment of the exercise price, then the Stock

            Option Deferral Agreement shall not be effective. Only whole Net Shares may be deferred.

3.03  INVESTMENT OF ACCOUNTS

      (a) The Accounts of each Member shall be credited with an additional amount of hypothetical net earnings (or losses) determined under this Section.

      (b) Except for the Common Stock Deferral Account and the Stock Option Deferral Account, each Member shall elect the manner in which his Accounts are to be credited with net earnings (and losses) by designating how the Accounts are to be invested on a hypothetical basis from among the Investment Funds. The election shall be made in writing on a form provided by the Corporation. An investment election shall be effective for the Valuation Date established by the Corporation following its receipt. Modifications may be made to investment elections on the same basis.

      (c) If the Corporation exercises its discretion to establish the Trust, it reserves the right to determine the amount of contributions to the Trust and the types of investments used, including, but not limited to, mutual funds, annuities and life insurance contracts.

      (d) Bonus Deferrals, Long-Term Incentive Deferrals, Restricted Stock Deferrals and Stock Option Deferrals of Common Stock may be maintained in their respective Accounts on the books of the Corporation or the Common Stock may be held in the Trust.

3.04  VALUATION OF ACCOUNTS

      (a)   On the first Valuation Date, the Member's Accounts shall equal:

            (i) the amount of the Member's Deferrals, if any, credited to the Member's Accounts during the period from the Effective Date through the first Valuation Date; plus

            (ii) the proportionate share of the net earnings or losses, if any, since the Effective Date on the Investment Funds, made available in determining the net earnings or losses on a Member's Deferrals;

            (iii) for purposes of the Common Stock valuation, all dividend equivalents payable in relation to Common Stock shall be credited in the form of additional whole and fractional shares of Common Stock since the Effective Date.

      (b) On each subsequent Valuation Date, the Member's Accounts shall equal:

            (i) the Member's Accounts balance as of the immediately preceding Valuation Date; plus

            (ii) the proportionate share of the net earnings or losses, if any, since the immediately preceding Valuation Date on the Investment Funds, made available in determining the net earnings or losses on a Member's Deferrals; plus

            (iii) all dividend equivalents payable in relation to the Common
                  Stock (credited in the form of additional shares) since the immediately preceding Valuation Date; plus

            (iv) the then value of the Member's Deferrals, if any, credited since the immediately preceding Valuation Date; and less

            (v) any payments or distributions made in accordance with the terms of the Plan from the Member's Accounts since the immediately preceding Valuation Date.

      (c) The Corporation reserves the right to change from time-to-time the procedures used in valuing the Accounts or crediting (or debiting) the Accounts if it determines that such an action is justified in that it results in a more accurate reflection of the fair market value of assets. In the event of a conflict between the provisions of this Section and such new administrative procedures, those new administrative procedures shall prevail.

      (d) In the event that the Corporation determines that any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Stock or other securities of the Corporation, issuance of warrants or other rights to purchase Common Stock or other securities of the Corporation, or other similar corporate transactions or events affects the Common Stock, an appropriate adjustment to the Member's Common Stock Deferral Account and Stock Option Deferral Account shall be made to prevent reduction or enlargement of the Member's benefits under the Plan.

3.05  VESTING OF ACCOUNT

      The Member shall be fully vested in his Deferrals and earnings credited to his Accounts.

3.06  INDIVIDUAL ACCOUNTING

      The Corporation shall maintain, or cause to be maintained, records showing the individual balances of each of the Member's Accounts. At least once a year, each Member shall be furnished with a statement setting forth the value of his Accounts.

ARTICLE 4. PAYMENT OF ACCOUNT

4.01  PAYMENT OF ACCOUNTS

      A Member shall be entitled to receive payment of his Accounts upon the Member's termination of employment from the Corporation for any reason.

4.02  METHOD OF PAYMENT

      (a) Unless otherwise elected as provided hereinafter, payment of the Accounts shall be made in a single lump sum payment on or as soon as administratively possible following the Valuation Date for the month following the month in which the Member terminates employment.

      (b) In lieu of receiving an immediate lump sum payment, the Member may elect from time-to-time on a Distribution Election Form to receive his Accounts:

            (i) in annual installments over a period allowed by the Corporation ranging from two (2) to ten (10) years as follows:

                  (A) with respect to Cash Deferral Accounts, annual cash payments calculated by multiplying (I) the balance in the Cash Deferral Account as of the Valuation Date on which such installment payment is being made, times (II) a fraction equal to the reciprocal of the number of years remaining in the annual installment period elected by the Member; and

                  (B) with respect to Common Stock Deferral Accounts and Stock Option Deferral Accounts, approximately equal annual installments of Common Stock, or

            (ii) in a lump sum payment or in installments as provided in subparagraph (i) above beginning as of a specified Valuation Date either before or after his termination of employment in accordance with terms established by the Corporation.

      (c) An installment payout election under paragraph (b) above is subject to the approval of the Corporation and to be effective must be made no later than:

            (i) the end of the Plan Year prior to the Plan Year in which the election will be effective; and

            (ii)  at least six (6) months prior to the commencement payout date.

      (d) A Member may complete one Distribution Election Form at the time of the Member's initial Deferral hereunder electing a date or dates on which any Member Deferrals will be distributed or begin to be distributed to the Member other than the Member's termination of employment. The initial Deferral election period on the Distribution Election Form must be at least three (3) Plan Years from the Plan Year in which that Deferral occurs.

            The Member may subsequently extend any Deferral payout date, if the Member's subsequent Distribution Election Form is executed and delivered to the Corporation at least two (2) Plan Years prior to the then elected payout date.

      (e) The Corporation may establish rules and procedures which allow a Member to complete a separate Distribution Election Form for each Account within the Member's Accounts or for an amount in any one of his Accounts based on the value of separate Deferral Agreements. In either situation, the Corporation shall revise the Distribution Election Form procedures under paragraph (d) above to allow current and subsequent elections to apply to each Account or to amounts in the Accounts based on separate deferral agreements.

4.03  HARDSHIP DISTRIBUTIONS

      The Corporation may, pursuant to rules adopted by it and applied in a uniform manner, accelerate the date of distribution of a Member's Accounts (except the Common Stock Deferral Account and the Stock Option Deferral Account) because of hardship at any time. "Hardship" shall include an unforeseeable, severe financial condition resulting from (a) a sudden and unexpected illness or accident of the Member or his dependents (as defined in Section 152(a) of the Code); (b) loss of the Member's property due to casualty; or (c) other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Member, but which may not be relieved through other available resources of the Member, as determined by the Corporation. The amount of the distribution may not be in excess of the amount of the financial need to satisfy the hardship, including any amounts necessary to pay any federal, state or local tax reasonably anticipated to result from the distribution.

4.04  OTHER DISTRIBUTIONS

      A Member shall be permitted to accelerate payment from his Accounts on or as soon as administratively possible following the Valuation Date coincident with or occurring after at least thirty (30) days written notice to the Corporation. Such payment shall be subject to a ten percent (10%) penalty reduction to the Accounts and the Member's future Deferrals shall be suspended. The Member shall be permitted to reauthorize Deferrals for the Plan Year following the expiration of a twelve (12)-month period after said distribution, provided he still is an Eligible Employee.

4.05  ACCELERATED TAX DISTRIBUTIONS

      In the event any Deferral is finally determined to be income taxable to the Eligible Employee prior to any distribution event hereunder, then the Account holding that Deferral shall be distributable to the Eligible Employee. The Eligible Employee shall notify the Corporation of the final determination of taxability and will provide all information required by the Corporation.

4.06  COMPENSATION COMMITTEE DEFERRAL OF DISTRIBUTIONS

      The Compensation Committee may, in its sole discretion, defer payment to a future date of any otherwise scheduled distribution that would otherwise result in the loss of a corporate income tax deduction under Internal Revenue Code Section 162(m).

4.07  DEATH BENEFIT

      If a Member dies before payment of the entire balance of his Accounts, an amount equal to the unpaid portion thereof as of the date of his death shall be made in a single lump sum payment to his Beneficiary on or as soon as administratively possible following the Valuation Date for the month following the month in which the Member dies.

4.08  DESIGNATION OF BENEFICIARY

      Each Member shall file with the Corporation a written designation of one or more persons, trust or other recipient as the Beneficiary who shall be entitled to receive the amount, if any, payable from his Accounts under the Plan upon his death pursuant to this Section 4.07. A Member may, from time to time revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with the Corporation. The last such designation received by the Corporation shall be controlling; provided however, that no designation, or change or revocation thereof, shall be effective unless received by the Corporation prior to the Member's death, and in no event shall it be effective as of a date prior to such receipt. If no such Beneficiary designation is in effect at the time of the Member's death, or if no designated Beneficiary survives the Member, the Corporation shall distribute the Member's benefits to the following persons in the following order of priority:

      (a)   The Member's surviving spouse;

      (b)   The Member's surviving children, in equal shares; or

      (c)   The legal representative of the Member's estate.

ARTICLE 5. CHANGE IN CONTROL

5.01  DEFINITION OF CHANGE IN CONTROL

      Change in Control means any of the following events:

      (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act as in effect as of the date of this Plan), other than the Corporation or any "person" who as of the Effective Date is a director or officer of the Corporation or whose shares of Common Stock of the Corporation are treated as "beneficially owned" (as such term is used in Rule 13d-3 of the Exchange Act as in effect as of the Effective Date) by any such director or officer, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities;

      (b) Individuals who, as of the Effective Date, constitute the Board of Directors of the Corporation (the "incumbent board") cease for any reason to constitute at least a majority of such Board of Directors, provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, was approved by a vote of at least a majority of the directors comprising the "incumbent board" shall be considered as though such individual were a member of the "incumbent board," but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a "person" other than such Board of Directors;

      (c) A merger or consolidation of the Corporation, other than a merger or consolidation in which the voting securities of the Corporation immediately prior to the merger or consolidation continue to represent (either by remaining outstanding or being converted into securities of the surviving entity) fifty-one percent (51%) or more of the combined voting power of the Corporation or surviving entity immediately after the merger or consolidation with another entity;

      (d) A sale, exchange, lease, mortgage, pledge, transfer, or other disposition (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Corporation which shall include, without limitation, the sale of assets or earning power aggregating more than fifty percent (50%) of the assets or earning power of the Corporation on a consolidated basis;

      (e)   A liquidation or dissolution of the Corporation;

      (f) A reorganization, reverse stock split, or recapitalization of the Corporation which would result in any of the foregoing; or

      (g) A transaction or series of related transactions having, directly or indirectly, the same effect as any of the foregoing.

5.02  APPLICATION IN CHANGE IN CONTROL

      To the extent applicable, the provisions of this Article shall control and shall supersede any other provisions of the Plan to the extent inconsistent with the provisions of this Article.

5.03  PAYMENTS TO AND BY THE TRUST

      If the Corporation determines that it is probable that a Change in Control may occur within the six (6)-month period immediately following the date of determination, or if a Change in Control in fact occurs in those situations where the Corporation has not otherwise made such a determination, the Corporation shall make a contribution to the Trust (if in existence at the date of determination or the date of the Change in Control, as the case may be) in accordance with the provisions of the Trust. Solely for purposes of determining the amount of such contribution (but in no way in limitation of the Corporation's liability under the Plan as determined under other provisions of the Plan), the Corporation's total liability under the Plan shall be equal to the value of all Accounts established under the Plan, which remain unpaid by the Corporation as of the date of determination or the date of the Change in Control, as the case may be, whether or not amounts are otherwise currently payable to Members or Beneficiaries under the Plan. All such contributions shall be made as soon as possible after the date of determination or of the Change in Control, as the case may be, and shall be made in cash and/or Common Stock. Further the Corporation may, in its discretion, make other contributions to the Trust from time-to-time for purposes of providing benefits hereunder, whether or not a Change in Control has occurred or may occur.

      Notwithstanding the foregoing, any contributions to the Trust, as well as any net earnings or losses thereon, shall be at all times subject to the provisions of the Trust.

5.04  LEGAL FEES AND EXPENSES

      The Corporation shall reimburse any Member or Beneficiary for all reasonable legal fees and expenses incurred by such Member or Beneficiary after the date of any Change in Control in seeking to obtain any right or benefit provided by the Plan.

ARTICLE 6. GENERAL PROVISIONS

6.01  ESTABLISHMENT OF RULES

      The Corporation shall be responsible for providing for the general administration of the Plan and for carrying out the provisions of the Plan. The Corporation from time-to-time shall establish rules for the administration of the Plan and the transaction of its business. The Corporation shall have total and complete discretion to interpret the Plan, including, but not limited to, the discretion to:

      (a) determine all questions arising in the administration, interpretation and application of the Plan, including the power to construe and interpret the Plan;

      (b) decide all questions relating to an individual's eligibility for benefits and the amounts thereof;

      (c) decide all facts relevant to the determination of eligibility for benefits or participation;

      (d) make such adjustments which it deems necessary or desirable to correct any arithmetical or accounting errors; and

      (e) determine the amount, form and timing of any distribution to be made hereunder.

      In making its decision, the Corporation shall be entitled to, but need not rely upon, information supplied by a Member, Beneficiary, or representative thereof. The Corporation may correct any defect, supply any omission, or reconcile any inconsistency in such manner and to such extent as it shall deem necessary to carry out the purposes of this Plan. The Corporation's decisions in such matters shall be binding and conclusive as to all parties. In providing for the administration of the Plan, the Corporation may delegate responsibilities for the operation and administration of the Plan by a written document or documents filed with the Plan records.

6.02  FUNDING

      (a) All amounts payable in accordance with this Plan shall constitute a general unsecured obligation of the Corporation. Such amounts, as well as any administrative costs relating to the Plan, shall be paid out of the general assets of the Corporation, to the extent not paid by a grantor trust established pursuant to paragraph (b) below. To the extent the Member or any other person acquires a right to receive benefits under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

      (b) The Corporation may, for administrative reasons, establish a grantor trust for the benefit of Members participating in the Plan. The Corporation reserves the right to determine the amount of contributions to the Trust and the types of investments used, including, but not limited to, mutual funds, annuities and life insurance contracts. The assets of said trust will be held separate and apart from other Corporation funds, and shall be used exclusively for the purposes set forth in the Plan and the applicable trust agreement, subject to the following conditions:

            (i) the creation of said trust shall not cause the Plan to be other than "unfunded" for purposes of Title I of ERISA;

            (ii) the Corporation shall be treated as "grantor" of said trust for purposes of Section 677 of the Code; and

            (iii) said trust agreement shall provide that its assets may be used to satisfy claims of the grantor's general creditors in the event of its insolvency, and the rights of such general creditors are enforceable by them under federal and state law.

      (c) All Accounts under the Plan shall be for bookkeeping purposes only and shall not represent a claim against specific assets of the Corporation. Nothing contained in this Plan shall be deemed to create a trust of any kind or create any fiduciary relationship. Payments of amounts credited to Accounts under the Plan with respect to those Members and Beneficiaries for whom Trust contributions are made shall be made at the Corporation's option by the Corporation or from the Trust in accordance with the terms of the Trust, but, to the extent not paid by the Corporation, shall be paid by the Trust.

6.03  NO CONTRACT OF EMPLOYMENT

      The establishment of the Plan shall not be construed as conferring any legal rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Corporation to discharge any officer and to treat him without regard to the effect which such treatment might have upon him as a Member of the Plan.

6.04  FACILITY OF PAYMENT

      In the event that the Corporation shall find that a Member is unable to care for his affairs because of illness or accident, the Corporation may direct that any benefit payment due him, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

6.05  WITHHOLDING TAXES

      The Corporation shall have the right to deduct from each payment to be made under the Plan any required withholding taxes. In the event employment tax liability or state or local tax liability is assessed on amounts paid or payable under this Plan, the Corporation shall have the right to deduct from the payment or from the Member's other Compensation any required employee portion of the employment tax liability or income tax withholding.

6.06  NONALIENATION

      Subject to any applicable law, no benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt so to do shall be void, nor shall any such benefit be in any manner liable for or subject to garnishment, attachment, execution or levy, or liable for or subject to the debts, contracts, liabilities, engagements or torts of the Member or any liability for equitable distribution, alimony or other payments for the support of a spouse or former spouse, or for any other relative of any Member.

6.07  CONSTRUCTION

      The Plan is intended to constitute an unfunded deferred compensation arrangement for a select group of management or highly compensated employees. Except to the extent superseded by Federal law, all rights hereunder shall be governed by and construed in accordance with the laws of the State of Ohio (including its statute or limitations provisions). The Plan shall be construed to effectuate its purpose and the Corporation's intent that the Plan be exempt from ERISA, as amended and that amounts deferred hereunder not be subject to Federal income tax until distributed.

      Except as otherwise provided by law, any action to enforce a right or obligation hereunder shall be brought in a court of competent jurisdiction in the County of Franklin and State of Ohio.

6.08  LIMITATIONS ON LIABILITY

      Notwithstanding any of the preceding provisions of the Plan, neither the Corporation nor any individual acting as employee or agent of the Corporation shall be liable to any Member, former Member or other person for any claim, loss, liability or expense incurred in connection with the Plan. The Corporation does not undertake any responsibility to any Member for the tax consequences of a particular Member's election to defer income under this Plan.

6.09  ADMINISTRATIVE EXPENSE

      All expenses of administering this Plan shall be paid by the Corporation and no part of the expenses or taxes on the Corporation shall be charged against any Member's Accounts or any benefits distributed under the Plan.

6.10  CLAIMS AND REVIEW PROCEDURES

      (a) In accordance with any rules and procedures adopted by the Corporation, applications for benefits shall be submitted to the Corporation on a prescribed form signed by the Member or, in the case of a death benefit, by his Beneficiary.

            The Corporation shall, within 90 days after the receipt of a written claim, send written notification to the Participant or Beneficiary (referred to in the remainder of this Section as the "claimant") as to its disposition, unless special circumstances require an extension of time for processing the claim. If such an extension is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial ninety (90)-day period. In no event shall such extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Corporation expects to render the final decision.

            In the event the claim is wholly or partially denied, the written notification shall state the specific reason or reasons for the denial, include specific references to pertinent Plan provisions on which the denial is based, provide an explanation of any additional material or information necessary for the claimant to perfect the claim and a statement of why such material or information is necessary, and set forth the procedure by which the claimant may appeal the denial of the claim. If the claim has not been granted and notice is not furnished within the time period specified in the preceding paragraph, the claim shall be deemed denied for the purpose of proceeding to appeal in accordance with paragraph (b) below.

      (b) In the event a claimant wishes to appeal the denial of his claim, he may request a review of such denial by making written application to the Corporation within sixty (60) days after receipt of the written notice of denial (or the date on which such claim is deemed denied if written notice is not received within the applicable time period specified in paragraph (a) above). Such claimant (or his duly authorized representative) may, upon written request to the Corporation, review documents which are pertinent to such claim, and submit in writing issues and comments in support of his position. Within sixty (60) days after receipt of the written appeal

            (unless an extension of time is necessary due to special circumstances or is agreed to by the parties, but in no event more than one hundred twenty (120) days after such receipt), the Corporation shall notify the claimant of its final decision. Such final decision shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based. If an extension of time for review is required because of special circumstances, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. If the claim has not been granted and written notice is not provided within the time period specified above, the appeal shall be deemed denied.

      (c) If the claimant does not follow the procedures set forth in paragraphs (a) and (b) above, the claimant shall be deemed to have waived his right to appeal benefit determinations under the Plan. In addition, the decisions, actions, and records of the Corporation shall be conclusive and binding upon the Corporation and all persons having or claiming to have any right or interests in or under the Plan.

6.11  ILLEGAL OR INVALID PROVISION

      In case any provision of the Plan shall be held illegal or invalid for any reason, such illegal or invalid provision shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced without regard to such illegal or invalid provision.

6.12  GENDER AND NUMBER

      Except as otherwise indicated by context, masculine terminology used herein also includes the feminine, and terms used in the singular may also include the plural.

6.13  SUCCESSORS

      All obligations of the Corporation under the Plan shall be binding on any successor to the Corporation, whether the existence of such successor is the result of a direct or indirect purchase of all or substantially all of the business and/or assets of the Corporation, or a merger, consolidation or otherwise.

ARTICLE 7. AMENDMENT OR TERMINATION

The Corporation reserves the right to modify or to amend, in whole or in part, or to terminate this Plan any time by action of its Compensation Committee, taken at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent by lieu of a meeting. However, no modification or amendment of the Plan shall adversely affect the right of any Member to receive the benefits granted under the Plan by the Corporation in respect to such Member as of the date of modification or amendment.

If the Plan is terminated, payments from the Accounts of all Members and Beneficiaries shall be made as soon as administratively convenient in the form of monthly payments over a three (3)-year period; however, the Compensation Committee, in its sole discretion, may pay benefits in a lump sum.

Notwithstanding the foregoing, following a Change in Control no modification, amendment or termination of the Plan shall change the right of any Member to direct investments, to direct the investment forms, to make distribution elections whether in-service or at termination of service from those rights the Member had at the date of modification, amendment or termination, without the written consent of a majority in number of the Members, except when to comply with legal or regulatory requirements necessary to maintain the tax deferred status of any Deferrals.